Exhibit 5.1

Schwell Wimpfheimer & Associates LLP

37 West 39th Street, Suite 505

New York, NY 10018

October 30, 2017

Zedge, Inc.

22 Cortlandt Street (14th Floor)

New York, NY 10007

Re:	Zedge, Inc. —Registration Statement on Form S-8

Ladies and Gentlemen:

We have reviewed the Registration Statement on Form S-8, filed on October 30, 2017 (the “Registration Statement”), under the Securities Act of l933, as amended (the “Act”), by Zedge, Inc., a Delaware corporation (the “Company”).  The Registration Statement has been filed for the purpose of registering the securities described therein under the Act.  All capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.

This opinion has been rendered with respect to the registration under the Act of an aggregate of 350,000 shares of Class B common stock, par value $0.01 per share, issuable by the Company (the “Shares”), which have been reserved for issuance pursuant to the Zedge, Inc. 2016 Stock Option and Incentive Plan, as Amended and Restated (the “SOP”).

In connection with the opinions rendered herein, we have examined the Third Amended and Restated Certificate of Incorporation of the Company, its Amended and Restated By-Laws and such other documents, corporate records and questions of law as we have deemed necessary solely for the purpose of enabling us to render this opinion.  In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to certain matters of fact, both expressed and implied, we have relied upon representations, statements or certificates of officers of the Company.

On the basis of such examination, we are of the opinion that:

1.	The Shares have been duly authorized, and, when issued pursuant to the terms of the SOP will be validly issued, fully paid and non-assessable.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws. Our opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein after the Registration Statement has been declared effective by the Securities and Exchange Commission (the “Commission”).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Schwell Wimpfheimer and Associates LLP
Schwell Wimpfheimer and Associates LLP